UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2015 (September 16, 2015)

Freshpet, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36729 (Commission File Number)	20-1884894 (IRS Employer Identification No.)

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 520-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 16, 2015, Freshpet, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were (1) the re-election of Christopher B. Harned, Daryl G. Brewster and Robert C. King as Class I directors, with terms expiring at the 2018 annual meeting of stockholders and (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015. On September 16, 2015, a representative from Broadridge Financial Solutions, Inc., the independent inspector of elections for the Annual Meeting, delivered a certification of the final voting results for the Annual Meeting. The final results for each proposal presented at the Annual Meeting are set forth below:

1.	Election of Directors. Each of the three nominees was elected to serve as Class I directors, with terms expiring at the 2018 annual meeting of stockholders:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Christopher B. Harned	18,315,130	10,585,668	1,346,690
Daryl G. Brewster	18,355,724	10,545,074	1,346,690
Robert C. King	27,237,662	1,663,136	1,346,690

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.

FOR	AGAINST	ABSTAIN
29,917,250	315,714	14,524

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2015	FRESHPET, INC.

/s/ Richard Kassar
Richard Kassar Chief Financial Officer